UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105, Lakewood, New Jersey 08701

(Address of Principal Executive Offices) (Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Reliance Global Group, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend Item 2.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2026 (the “Original Report”) to correct the date on which the closing of the Transaction was completed. No other change is made to the Original Report, and this Amendment does not otherwise modify or update the disclosures in, or the exhibits to, the Original Report. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Original Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.01 of the Original Report is hereby amended and restated in its entirety as follows:

The information set forth in Item 1.01 of the Original Report is incorporated by reference into this Item 2.01 The Closing was completed on September 24, 2026,upon the Buyer’s delivery of the cash portion of the closing date payment and the Note pursuant to the Letter Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Date: September 30, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer